UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   __________


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):         Commission File Number
November 20, 1996                                                         1-8233





                                USF&G CORPORATION
               (Exact Name of Registrant as Specified in Charter)



Maryland                                                              52-1220567
(State of Incorporation)                       (IRS Employer Identification No.)





                   100 Light Street, Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)


                                 (410) 547-3000
              (Registrant's telephone number, including area code)




                                USF&G CORPORATION
                                    FORM 8-K
                             ______________________


Item 5. Other Events

On November 18, 1996, USF&G issued a press release announcing its call for redemption of all remaining outstanding shares of its Series B Cumulative Convertible Preferred Stock. The press release is incorporated herein by reference as Exhibit I to this form.

























EXHIBIT I


                                                    November 18, 1996
                                                    FOR IMMEDIATE RELEASE
                                                    CONTACT: Kerrie Burch-DeLuca
                                                             (410) 547-3573


                   USF&G CALLS REMAINING OUTSTANDING SERIES B
                     CUMULATIVE CONVERTIBLE PREFERRED STOCK

    (NYSE:FG) USF&G Corporation today announced the call for redemption of all remaining outstanding shares of its Series B Cumulative Convertible Preferred Stock. Approximately 75 percent of the outstanding shares were called in the fourth quarter of last year. At that time, the shares being called today were not eligible for call. The redemption price of the preferred stock is $100.00 per share, plus accrued dividends.

    At the holder's option, each Series B share is convertible into 8.316 shares of USF&G common stock until the day preceding the redemption date, at which time this option with respect to shares called for redemption will expire. As long as the common stock price is greater than $12.025, holders of the Series B who convert will receive USF&G common stock (plus cash for fractional shares and accrued dividends) with a market value greater than the amount of cash that the holder would otherwise be entitled to receive upon redemption. USF&G's common stock closed at $19.625 per common share on the New York Stock Exchange on November 18, 1996. As a result of this call for redemption, USF&G expects the preferred stock to convert into approximately 1.9 million shares of common stock. Annualized dividend savings resulting from this transaction are expected to be approximately $2.0 million.

    Baltimore-based USF&G Corporation, with assets of $14.5 billion, is composed of property/casualty and life insurance subsidiaries. The corporation's principal operating subsidiary is the United States Fidelity and Guaranty Company, one of the nation's largest property/casualty insurers. The company is marking its 100th Anniversary this year.

                                            ###






                                USF&G CORPORATION
                                    FORM 8-K
                             ______________________
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           USF&G CORPORATION


                                           By:   /s/DAN L. HALE
                                                    Dan L. Hale
                                                    Executive Vice President and
                                                    Chief Financial Officer

November 20, 1996